Exhibit 23.3

October 28, 2013

Dejour Energy Inc.

598-999 Canada Place

Vancouver, B.C.

V6C 3E1

Consent of Independent Petroleum Engineers

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Dejour Energy Inc.’s petroleum and natural gas reserves, as of January 1, 2013, in the Registration Statement on Form F-3 of Dejour Energy Inc.

Sincerely,

GUSTAVSON ASSOCIATES, LLC

/s/ Letha C. Lencioni

Letha C. Lencioni, P.E.

Vice-President, Petroleum Engineering

5757 Central Ave. Suite D Boulder, Co. 80301 USA 1-303-443-2209 FAX 1-303-443-3156 http://www.gustavson.com